UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 6, 2010 we held our Annual Meeting of Shareholders at which directors were elected for the ensuing year and our selection of HoganTaylor LLP as our independent certified public accountant for fiscal 2010 was ratified.  A total of 9,760,796 shares or 94.49% of the common stock issued and outstanding as of the record date was represented in person or by proxy.

The following table shows the voting results for each director elected at the meeting:

	For	Against	Abstain	Broker Non-votes
S. Lee Crawley	5,982,422	617,244	17,949	3,143,181
Donald T. Duke	5,725,692	883,974	7,949	3,143,181
Greg D. Forrest	6,582,465	27,631	7,519	3,143,181
Eric Grimshaw	6,580,580	29,086	7,949	3,143,181
Robert D. Hisrich	5,954,814	654,852	7,949	3,143,181
Ronald L. Siegenthaler	5,606,561	1,002,105	8,949	3,143,181
Ozarslan A. Tangun	6,573,080	35,431	9,104	3,143,181

The following table shows the voting results for ratification of HoganTaylor LLP as accountant for fiscal 2010:

For	Against	Abstain	Broker Non-votes
9731350	15,748	13,698	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: April 6, 2010	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer